NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FTI Consulting
Investors: Brian Ritchie
212-850-5600

FOR RELEASE: 7:00 AM (Eastern) April 26, 2012

CONMED Corporation Announces First Quarter 2012 Financial Results

- Sales Increase Approximately 6%

- GAAP EPS Increases Approximately 13%

- Adjusted EPS Increases Over 16%

- Conference Call to be Held at 10:00 a.m. ET Today -

Utica, New York, April 26, 2012 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the first quarter ended March 31, 2012.

“CONMED is off to a solid start in 2012 with double digit earnings growth and a sales increase of approximately six percent. Both sales and adjusted earnings were within the ranges of our expectations for the quarter,” commented Mr. Joseph J. Corasanti, President and CEO. “The Company’s single-use product revenues continue to perform well, with overall growth of nine percent in the first quarter. Moreover, our new relationship with the Musculoskeletal Transplant Foundation has already proven to be a highly-beneficial addition to our Sports Medicine/Arthroscopy offering.”

As discussed below under “Use of Non-GAAP Financial Measures,” the Company presents various non-GAAP adjusted financial measures in this release. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with generally accepted accounting principles (“GAAP”). Please refer to the attached reconciliation between GAAP and adjusted financial measures.

First Quarter 2012 Financial Highlights:

•	Sales grew to $194.3 million, an increase of 5.9% (organic growth of 1.8%).

•	Single-use products comprised 79.4% of total revenues and grew 9.0%, while sales of capital products declined 4.5%.

•	Diluted earnings per share (GAAP) grew 12.9% to $0.35

•	Adjusted diluted earnings per share grew 16.2% to $0.43.

•	Adjusted operating margin expanded 30 basis points to 10.5%.

CONMED News Release Continued	Page 2 of 10	April 26, 2012

•	GAAP operating margin was 8.8%.

•	The Board of Directors initiated a cash dividend policy and declared the first quarterly dividend of $0.15 per share which was paid on April 5, 2012.

International sales in the first quarter of 2012 were $98.2 million, representing 50.5% of total sales. Foreign currency exchange rates were approximately the same in the first quarter of 2012 compared to rates in the first quarter of 2011.

Cash provided by operating activities declined from the first quarter of 2011 due to an increase in accounts receivable from higher sales, a contribution of $6.5 million to the Company’s frozen pension plan and payment of incentive compensation. Management expects quarterly cash flow to improve in the remaining quarters of 2012 since the pension and incentive compensation payments only affect the first quarter of 2012.

Outlook

“We expect to sustain the momentum from the first quarter and continue to deliver double digit earnings growth for the remainder of 2012,” continued Mr. Corasanti. “However, while we do think the capital equipment business is beginning to stabilize, in light of the relatively soft sales from this product category in the first quarter, we are tightening our adjusted earnings per share guidance for the full year of 2012 by reducing the top end of our previous estimate. We now expect that adjusted earnings per share for 2012 will approximate $1.75 - $1.85, as opposed to our previously issued guidance of $1.75 - $1.88. This range would result in an increase in adjusted EPS of between 17 and 23 percent over 2011. The sales forecast for 2012 has been revised accordingly to $775 - $785 million from $780 - $790 million.”

“For the second quarter of 2012, we anticipate sales will approximate $190 - $195 million and adjusted earnings per share are forecasted to be $0.42 - $0.47,” noted Mr. Corasanti.

The sales and earnings forecasts have been developed using April 2012 currency exchange rates and take into account the currency hedges entered into by the Company. CONMED estimates that 80% of the currency exposure is hedged for 2012 at the following average annual exchange rates: Euro - $1.41, CAD - $1.00, GPB - $1.60 and AUD - $1.00.

The adjusted estimates for the second quarter and full year 2012 exclude unusual matters, such as the manufacturing restructuring costs expected to be incurred in 2012 due to the relocation of manufacturing activities from the Santa Barbara, California site to the Company’s facilities in Chihuahua, Mexico and Largo, Florida. Marketing and R&D activities will remain in Santa Barbara, as previously disclosed.

Association with The Musculoskeletal Transplant Foundation

On January 3, 2012, CONMED became the exclusive world-wide marketing representative of MTF’s sports medicine allograft tissues. In accordance with MTF’s commitment to the stewardship of the donated gift, the organization maintains full responsibility for all activities related to donor suitability, quality acceptance, processing, storage, and distribution of the tissue, as well as reimbursement of service fees related to the sports medicine allografts. CONMED’s team of surgical representatives serves as the educational resource to surgeons and facilities concerning the suitability of MTF allografts for ligament reconstruction, cartilage repair and meniscal transplantation, as well as for biologic solutions, including scaffolds and fixation devices. MTF will share 50% of the service revenue with CONMED for these educational activities.

Upon signing of the agreement, CONMED paid $63 million to MTF. The agreement calls for additional consideration to be paid to MTF of $84 million over the next four years contingent upon MTF providing an adequate supply of tissue. We have recorded the full amount of the consideration as a long term asset and amortize this amount ratably over the 25 year life of the agreement. Remaining contingent payments to MTF have been recorded as other liabilities. In the three months ended March, 2012, we recorded gross revenues from MTF of $9.0 million which were reduced by amortization of $1.5 million resulting in net revenues of $7.5 million.

CONMED News Release Continued	Page 3 of 10	April 26, 2012

Unusual charges

During the first quarter of 2012, the Company continued the on-going consolidation of certain administrative functions and the transfer of additional product lines to its Mexican manufacturing facility. Also incurred were integration costs relative to the purchase of a distributor in northern Europe and litigation costs associated with an arbitration matter. Expenses associated with these activities, including severance and relocation costs, amounted to $2.2 million, net of tax, in the first quarter of 2012. These charges are included in the GAAP earnings per share set forth above and are excluded from the adjusted results. For the remainder of 2012, the Company presently anticipates incurring additional pre-tax restructuring costs of $2.5 - $3.5 million on projects currently in process.

Convertible note amortization of debt discount

Through November 2011, the Company recorded non-cash interest expense related to its convertible notes to bring the effective interest rate to a level approximating that of a non-convertible note of similar size and tenor. Substantially all of the notes were redeemed in November 2011. Accordingly, the fourth quarter of 2011 was the last quarter of such additional interest expense. In the first quarter of 2011, CONMED recorded additional non-cash pre-tax interest charges of $1.1 million. These charges were included in the GAAP earnings per share for 2011 and excluded from the 2011 non-GAAP amounts.

Use of non-GAAP financial measures

Management has disclosed adjusted financial measurements in this press announcement that present financial information that is not in accordance with generally accepted accounting principles. These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies. Adjusted net income and adjusted earnings per share measure the income of the Company excluding unusual credits or charges that are considered by management to be outside of the normal on-going operations of the Company. Management uses and presents adjusted net income and adjusted earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of unusual items should be eliminated from on-going operating activities. These adjustments for unusual items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations. Management uses adjusted net income and adjusted earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis. Adjusted financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Conference call

The Company will webcast its first quarter 2012 conference call live over the Internet at 10:00 a.m. Eastern Time on Thursday, April 26, 2012. This webcast can be accessed from CONMED’s web site at www.conmed.com. Replays of the call will be made available through May 4, 2012.

CONMED profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and patient monitoring. The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies. They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. Headquartered in Utica, New York, the Company’s 3,400 employees distribute its products worldwide from several manufacturing locations.

CONMED News Release Continued	Page 4 of 10	April 26, 2012

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw material, transportation of litigation; (viii) the risk of a lack of allograft tissues due to reduced donations of such tissues or due to tissues not meeting the appropriate high standards for screening and/or processing of such tissues; and/or (ix) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 5 of 10	April 26, 2012

CONMED CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

Three Months Ended March 31, 2011 and 2012

(In thousands except per share amounts)

(unaudited)

	2011	2012

Net sales	$183,450	$194,316

Cost of sales	86,980	91,931
Cost of sales, other - Note A	754	1,474

Gross profit	95,716	100,911

Selling and administrative	70,078	74,806
Research and development	7,681	7,095
Other expense – Note B	694	1,988
	78,453	83,889

Income from operations	17,263	17,022

Amortization of debt discount	1,094	—

Interest expense	1,805	1,437

Income before income taxes	14,364	15,585

Provision for income taxes	5,369	5,617

Net income	$8,995	$9,968

Per share data:
Net income
Basic	$.32	$.36
Diluted	.31	.35

Weighted average common shares
Basic	28,261	28,029
Diluted	28,701	28,484

Note A –Included in cost of sales, other in the three months ended March 31, 2011 and 2012, are $0.8 million and $1.5 million, respectively, related to the moving of additional product lines to the manufacturing facility in Chihuahua, Mexico.

Note B – Included in other expense in the three months ended March 31, 2011 and 2012, are $0.7 million and $0.3 million, respectively, related to administrative consolidation expense. Also included in other expense in the three months ended March 31, 2012 is $0.7 million in cost associated with the acquisition of our former distributor in the Nordic region of Europe and $1.0 million in costs associated with legal arbitration.

CONMED News Release Continued	Page 6 of 10	April 26, 2012

CONMED CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

ASSETS

	December 31,	March 31,
	2011	2012
Current assets:
Cash and cash equivalents	$26,048	$19,454
Accounts receivable, net	135,641	142,351
Inventories	168,438	163,390
Deferred income taxes	10,283	10,951
Other current assets	16,314	15,132
Total current assets	356,724	351,278

Property, plant and equipment, net	139,187	141,032
Deferred income taxes	2,389	2,422
Goodwill	234,815	234,794
Other intangible assets, net	195,531	193,643
Other assets	6,948	153,391
Total assets	$935,594	$1,076,560

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$54,557	$54,219
Other current liabilities	76,627	111,626
Total current liabilities	131,184	165,845

Long-term debt	88,952	138,952
Deferred income taxes	92,785	95,791
Other long-term liabilities	49,602	89,247
Total liabilities	362,523	489,835

Shareholders' equity:
Capital accounts	244,980	251,811
Retained earnings	354,439	360,185
Accumulated other comprehensive loss	(26,348)	(25,271)
Total equity	573,071	586,725

Total liabilities and shareholders' equity	$935,594	$1,076,560

CONMED News Release Continued	Page 7 of 10	April 26, 2012

CONMED CORPORATION

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended
	March 31,
	2011	2012
Cash flows from operating activities:
Net income	$8,995	$9,968
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	10,340	11,812
Stock-based compensation	1,026	1,183
Deferred income taxes	4,625	2,735
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	90	(5,618)
Inventories	420	2,764
Accounts payable	1,782	2,601
Income taxes payable	333	(1,232)
Accrued compensation and benefits	(7,442)	(10,446)
Other assets	(1,917)	(1,106)
Other liabilities	2,448	(5,032)
Net cash provided by operating activities	20,700	7,629

Cash flow from investing activities:
Purchases of property, plant and equipment	(4,143)	(6,424)
Payments related to business acquisitions and distribution agreement	(72)	(64,116)
Net cash used in investing activities	(4,215)	(70,540)

Cash flow from financing activities:
Payments on debt	(13,337)	(338)
Proceeds from debt borrowings	—	50,000
Net proceeds from common stock issued under employee plans	1,287	5,345
Other, net	337	809
Net cash provided by (used in) financing activities	(11,713)	55,816

Effect of exchange rate change
on cash and cash equivalents	750	501

Net increase (decrease) in cash and cash equivalents	5,522	(6,594)

Cash and cash equivalents at beginning of period	12,417	26,048

Cash and cash equivalents at end of period	$17,939	$19,454

CONMED News Release Continued	Page 8 of 10	April 26, 2012

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME

BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT

Three Months Ended March 31, 2011 and 2012

(In thousands except per share amounts)

(unaudited)

	2011	2012

Reported net income	$8,995	$9,968

Facility consolidation costs included in cost of sales	754	1,474

Administrative consolidation costs included in other expense	694	273

Costs associated with purchase of Nordic region distributor	—	704

Legal arbitration costs included in other expense	—	1,011

Total other expense	694	1,988

Amortization of debt discount	1,094	—

Unusual expense before income taxes	2,542	3,462

Provision (benefit) for income taxes on unusual expenses	(926)	(1,246)

Net income before unusual items	$10,611	$12,184

Per share data:

Reported net income
Basic	$0.32	$0.36
Diluted	0.31	0.35

Net income before unusual items
Basic	$0.38	$0.43
Diluted	0.37	0.43

Management has provided the above reconciliation of net income before unusual items and amortization of debt discount as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above. We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.

CONMED News Release Continued	Page 9 of 10	April 26, 2012

CONMED CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

Three Months Ended March 31, 2011 and 2012

(In thousands)

(unaudited)

	2011	2012

Reported income from operations	$17,263	$17,022

Facility consolidation costs included in cost of sales	754	1,474

Administrative consolidation costs included in other expense	694	273

Costs associated with purchase of Nordic region distributor	—	704

Legal arbitration costs included in other expense	—	1,011

Adjusted income from operations	$18,711	$20,484

Operating Margin
Reported (GAAP)	9.4%	8.8%

Adjusted (Non-GAAP)	10.2%	10.5%

Management has provided the above reconciliation as an additional measure that investors can use to compare financial results between reporting periods. Management believes this reconciliation provides a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 10 of 10	April 26, 2012

CONMED CORPORATION

First Quarter Sales Summary

	Three Months Ended March 31,

				Constant
				Currency
	2011	2012	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$58.1	$69.2	19.1%	18.3%
Capital	17.3	17.0	-1.7%	-1.7%
	75.4	86.2	14.3%	13.7%

Powered Surgical Instruments
Single-use	20.4	21.5	5.4%	4.9%
Capital	17.7	17.1	-3.4%	-3.9%
	38.1	38.6	1.3%	0.8%

Electrosurgery
Single-use	16.7	16.6	-0.6%	-1.2%
Capital	6.9	5.9	-14.5%	-14.5%
	23.6	22.5	-4.7%	-5.1%

Endoscopic Technologies
Single-use	11.9	12.8	7.6%	7.6%

Endosurgery
Single-use and reposable	17.9	18.2	1.7%	1.1%
Patient Care
Single-use	16.6	16.0	-3.6%	-3.6%

Total
Single-use and reposable	141.6	154.3	9.0%	8.4%
Capital	41.9	40.0	-4.5%	-4.8%
	$183.5	$194.3	5.9%	5.4%